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                                                                    EXHIBIT 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 1999-3




Section 7.3 Indenture                               Distribution Date: 4/15/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                      0.00
            Class B Principal Payment                                      0.00
            Class C Principal Payment                                      0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                      0.00
            Class B Principal Payment                                      0.00
            Class C Principal Payment                                      0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest Requirement                    4,717,500.00
              Class B Note Interest Requirement                      279,708.54
              Class C Note Interest Requirement                      118,777.02
                      Total                                        5,115,985.56

       Amount of the distribution allocable to the interest on the Notes per
              $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                         5.55000
              Class B Note Interest Requirement                         5.79167
              Class C Note Interest Requirement                         1.75667

(iii)  Aggregate Outstanding Principal Balance of the Notes
              Class A Note Principal Balance                        850,000,000
              Class B Note Principal Balance                         48,295,000
              Class C Note Principal Balance                         67,615,000

(iv)   Amount on deposit in Owner Trust Spread Account            38,636,400.00

(v)    Required Owner Trust Spread Account Amount                 38,636,400.00



                                      By:
                                        -----------------------------------
                                      Name:  Patricia M. Garvey
                                      Title: Vice President